As filed with the Securities and Exchange Commission on June 8, 2007. Registration No. 333-______

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_________________________

REED ELSEVIER PLC (Exact name of Registrant as specified in its charter)	REED ELSEVIER NV (Exact name of Registrant as specified in its charter)
England (Jurisdiction of incorporation or organisation)	The Netherlands (Jurisdiction of incorporation or organisation)
1-3 Strand London WC2N 5JR England (Address of principal executive offices)	Radarweg 29 1043 NX Amsterdam The Netherlands (Address of principal executive offices)

_________________________

Reed Elsevier Group PLC Share Option Scheme

Reed Elsevier Group PLC Retention Share Plan

Reed Elsevier Group PLC Bonus Investment Plan

Reed Elsevier Group PLC Long Term Incentive Share Option Scheme

 (Full Title of the Plan)
_________________________
Henry Z. Horbaczewski

Reed Elsevier Inc.

125 Park Avenue

23rd Floor

New York, New York 10017

 (Name and address, including zip code, and telephone number, including area code, of agent for service)

___________________________________

With copies to:

D. Rhett Brandon, Esq.
Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017-3954

Telephone: (212) 455-2000 Facsimile: (212) 455-2502

___________________________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Reed Elsevier PLC Ordinary Shares, nominal value 12.5 pence each (3)	44,000,000 shares	$52.71	$579,810,000	$17,800.17
Reed Elsevier NV Ordinary Shares, nominal value 0.06 euros each (3)	29,000,000 shares	$39.05	$566,225,000	$17,383.11

(1)  Covers shares under the Reed Elsevier Group PLC Share Option Scheme, the Reed Elsevier Group PLC Retention Share Plan, the Reed Elsevier Group PLC Bonus Investment Plan and the Reed Elsevier Group PLC Long Term Incentive Share Option Scheme (the “Plans”) and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminate number of additional shares which may be offered and issued pursuant to the Plans to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)  Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the registration fee are based on the reported average of the high and low prices for the American Depositary Shares representing the Reed Elsevier PLC Ordinary Shares and the Reed Elsevier NV Ordinary Shares, as applicable, on the New York Stock Exchange on June 6, 2007.

(3)  Under certain circumstances, shares may be issued in the form of American Depositary Shares.  A separate registration statement on Form F-6 (File No. 333-109805) is effective with respect to the American Depositary Shares represented by American Depositary Receipts issuable on a one-for-four basis for the Reed Elsevier PLC Ordinary Shares registered hereby upon deposit of such Ordinary Shares.  A separate registration statement on Form F-6 (File No. 333-109804) is effective with respect to the American Depositary Shares represented by American Depositary Receipts issuable on a one-for-two basis for the Reed Elsevier NV Ordinary Shares registered hereby upon deposit of such Ordinary Shares.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of the Registration Statement on Form S-8 (the “Registration Statement”) is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Registration Statement.  The documents containing the information specified in Part I will be delivered to the participants in the Plans covered by this Registration Statement as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.

Incorporation of Documents by Reference.

Reed Elsevier PLC and Reed Elsevier NV hereby incorporate by reference in this Registration Statement the following documents which are on file with the Securities and Exchange Commission (the “Commission”):

(a)

The combined Annual Report of Reed Elsevier PLC and Reed Elsevier NV on Form 20-F filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the fiscal year ended December 31, 2006;

(b)

All other reports filed by Reed Elsevier PLC or Reed Elsevier NV, respectively, pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2006; and

(c)

The description of the share capital of Reed International P.L.C. and Elsevier NV contained in the amended registration statement on Form 20-F/A, Registration No. 1-3334, filed with the Commission under the Exchange Act on September 22, 1994, as amended by the description of the Memorandum and Articles of Association in Item 10 of each of the following annual reports on Form 20-F:  the annual report on Form 20-F for fiscal year 2000, filed with the Commission on March 13, 2001; the annual report on Form 20-F for fiscal year 2002, filed with the Commission on March 10, 2003; and the annual report on Form 20-F for fiscal year 2005, filed with the Commission on March 16, 2006 (including any additional amendments or reports filed for purposes of updating such description).

All documents filed by Reed Elsevier PLC and Reed Elsevier NV pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.

Description of Securities.

Not applicable.

Item 5.

Interests of Named Experts and Counsel.

Not applicable.

Item 6.

Indemnification of Directors and Officers.

Section 310 of the United Kingdom Companies Act of 1985, as amended, provides under certain circumstances for the indemnification of Reed Elsevier PLC’s directors and officers and for the provision by Reed Elsevier PLC of liability insurance for any of its directors and officers.  Reed Elsevier PLC’s Memorandum and Articles of Association provide that Reed Elsevier PLC will indemnify each of its directors and officers for any liability incurred in defending any proceeding, whether civil or criminal, in which judgment is given in favor of a director or officer or in which a director or officer is acquitted.

Under general rules of Dutch law, executive board members and supervisory board members of Reed Elsevier NV may be held liable only under a limited number of specific circumstances.  Reed Elsevier NV’s Articles of Association do not provide for any indemnification of the executive board members and supervisory board members for any such liability.

Reed Elsevier PLC and Reed Elsevier NV have directors’ and officers’ liability insurance policies that insure directors and officers against the cost of defense, settlement or payment of claims and judgments under certain circumstances.

Item 7.

Exemption from Registration Claimed.

Not applicable.

Item 8.

Exhibits.

The following exhibits are filed as part of this Registration Statement:

4.1

Memorandum and Articles of Association of Reed Elsevier PLC (incorporated by reference from Exhibit 1.1 to the 2002 Annual Report on Form 20-F filed with the Commission on March 10, 2003)

4.2

Articles of Association of Reed Elsevier NV (incorporated by reference from Exhibit 1.2 to the 2005 Annual Report on Form 20-F filed with the Commission on March 16, 2006)

5.1

Opinion of S.J. Cowden, General Counsel and Company Secretary of Reed Elsevier PLC, as to the validity of the Reed Elsevier PLC Ordinary Shares

5.2

Opinion of Erik Ekker, Company Secretary of Reed Elsevier NV, as to the validity of the Reed Elsevier NV Ordinary Shares

10.1

Reed Elsevier Group PLC Share Option Scheme (incorporated by reference from Exhibit 4.3 to the 2003 Annual Report on Form 20-F filed with the Commission on March 15, 2004)

10.2

Reed Elsevier Group PLC Retention Share Plan (incorporated by reference from Exhibit 4.9 to the 2006 Annual Report on Form 20-F filed with the   Commission on March 22, 2007)

10.3

Reed Elsevier Group PLC Bonus Investment Plan (incorporated by reference from Exhibit 4.3 to the 2003 Annual Report on Form 20-F filed with the Commission on March 15, 2004)

10.4

Reed Elsevier Group PLC Long Term Incentive Share Option Scheme (incorporated by reference from Exhibit 4.11 to the 2006 Annual Report on Form 20-F filed with the Commission on March 22, 2007)

23.1

Consent of Deloitte & Touche LLP, London, England, regarding the consolidated financial statements of Reed Elsevier PLC

23.2

Consent of Deloitte Accountants B.V., Amsterdam, The Netherlands, regarding the consolidated financial statements of Reed Elsevier NV

23.3

Consent of Deloitte & Touche LLP, London, England, and Deloitte Accountants B.V., Amsterdam, The Netherlands, regarding the combined financial statements of Reed Elsevier Group PLC and Reed Elsevier NV

23.4

Consent of S.J. Cowden, General Counsel and Company Secretary of Reed Elsevier PLC (included as part of Exhibit 5.1)

23.5

Consent of Erik Ekker, Company Secretary of Reed Elsevier NV (included as part of Exhibit 5.2)

24.1

Powers of Attorney

Item 9.  Undertakings.

(a)

Each of the undersigned registrants hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by such registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of London, England on June 8, 2007.

REED ELSEVIER PLC Registrant	REED ELSEVIER NV Registrant

By: * Sir Crispin Davis Chief Executive Officer	By: * Sir Crispin Davis Member, Executive Board & Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on June 8, 2007:

REED ELSEVIER PLC

SIGNATURE	TITLE
*	Chief Executive Officer (Principal Executive Officer)
Sir Crispin Davis
*	Chief Financial Officer (Principal Financial and Accounting Officer)
Mark Armour
*	Director
Gerard van de Aast
*	Director
Mark Elliott
*	Director
Erik Engstrom
*	Chairman and Director
Johannes Hommen
*	Director
Lisa Hook
*	Director
Robert Polet
*	Director
Andrew Prozes

*	Director
David Reid
*	Director
Lord Sharman of Redlynch
*	Director
Rolf Stomberg
*	Director
Patrick Tierney
*	Director
Strauss Zelnick
*	Authorized U.S. Representative
Henry Z. Horbaczewski

* By :	/s/ Leslie Dixon
Leslie Dixon
as attorney-in-fact pursuant to a power of attorney

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on June 8, 2007:

REED ELSEVIER NV

SIGNATURE	TITLE
*	Chief Executive Officer (Principal Executive Officer)
Sir Crispin Davis
*	Chief Financial Officer (Principal Financial and Accounting Officer)
Mark Armour
*	Director
Gerard van de Aast
*	Director
Mark Elliott
*	Director
Erik Engstrom
*	Chairman and Director
Johannes Hommen
*	Director
Lisa Hook
*	Director
Robert Polet
*	Director
Andrew Prozes

*	Director
David Reid
*	Director
Lord Sharman of Redlynch
*	Director
Rolf Stomberg
*	Director
Patrick Tierney
*	Director
Strauss Zelnick
*	Director
Dien de Boer-Kruyt
*	Authorized U.S. Representative
Henry Z. Horbaczewski

* By :	/s/ Leslie Dixon
Leslie Dixon
as attorney-in-fact pursuant to a power of attorney